SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 10, 1998

                            EQUIVEST FINANCE, INC.
            (Exact name of registrant as specified in its charter)

         Florida                  333-29015               59-2346270
     (State or other             (Commission           (I.R.S. Employer
       jurisdiction              File Number)         Identification No.)
    of incorporation)


                 2 CLINTON SQUARE
                SYRACUSE, NEW YORK                           10281
      (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code:  (315)-422-9088


                     INFORMATION TO BE INCLUDED IN REPORT

Item 1.   Changes in Control of Registrant

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets

          Not Applicable.

Item 3.   Bankruptcy or Receivership

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable.

Item 5.   Other Events

          On July 10, 1998, Richard C. Breeden, as trustee in bankruptcy for The Bennett Funding Group, Inc., Bennett Management & Development Corp., and certain other related debtors, filed in the United States Bankruptcy Court for the Northern District of New York a notice of evidentiary hearing (which is attached hereto as an Exhibit) to be held on July 31, 1998 with respect to certain matters that will effect Equivest Finance, Inc.

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

               Not Applicable.

          (b)  Pro forma financial information.

               Not Applicable.

          (c)  Exhibits.

Item 601(a)
of Regulation S-K
Exhibit No.                              Description
-----------                              -----------


99 Notice of Evidentiary Hearing on Trustee's Motion under 11 U.S.C. Section 363(b) to Sell Common Stock in Equivest Finance, Inc. to Underwriters in Registered Public Offering and to Exchange Preferred Stock in Equivest for Common Stock



Item 8.   Change in Fiscal Year

          Not Applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          Not Applicable.

                                  SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EQUIVEST FINANCE, INC.


Date: July 13, 1998               By: /s/ Richard C. Breeden
                                     -----------------------------
                                  Name:   Richard C. Breeden
                                  Title:  President and Chief Executive
                                          Officer


                              INDEX TO EXHIBITS


Exhibit No.                              Description
-----------                              -----------

99 Notice of Evidentiary Hearing on Trustee's Motion under 11 U.S.C. Section 363(b) to Sell Common Stock in Equivest Finance, Inc. to Underwriters in Registered Public Offering and to Exchange Preferred Stock in Equivest for Common Stock